UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2019

FORESIGHT ENERGY LP
(Exact name of registrant as specified in its charter)

Delaware	001-36503	80-0778894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 North Broadway
Suite 2600
Saint Louis, MO 63102
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 932-6160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	FELP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
Launch of Consent Solicitation for wholly-owned subsidiaries of Foresight Energy LP

On October 23, 2019, Foresight Energy LLC and Foresight Energy Finance Corporation (wholly owned subsidiaries of Foresight Energy LP (the “Partnership”)) (together, the “Issuers”) sought the consent of the holders (the “Holders”) of the Issuers’ 11.50% Second Lien Senior Secured Notes due 2023 (the “Notes”) to amend (such amendments, the “Proposed Amendments”) the indenture governing the Notes (the “Indenture”) and sought the consent of the Holders to waive (such waiver, the “Proposed Waivers”) certain Defaults or Events of Defaults arising under the Indenture, in each case, as more fully described below.

The Proposed Amendments would (i) amend Section 6.01(b) of the Indenture to extend the grace period for payment of interest due on the Notes from 30 days to 90 days and (ii) amend Section 4.03(d) of the Indenture to exclude the fiscal period ended September 30, 2019 from the requirement that the Issuers hold a publicly accessible conference call to discuss the Issuers’ financial information for the relevant fiscal period.

The Proposed Waivers would waive any Default or Event of Default, including under Section 6.01(b) of the Indenture, arising as a result of the Issuers’ failure to make the interest payment that was due to be paid by the Issuers on October 1, 2019 unless the Issuers make any payment of such interest that was due to be paid by the Issuers on October 1, 2019. The Proposed Waivers would not waive any obligation of the Issuers to make such payment of interest, or the right of any Holder to receive such payment (including as contemplated by Section 6.07 of the Indenture).

The written consent of holders of at least a majority in aggregate principal amount of the outstanding Notes not owned by the Issuers or their affiliates, voting as a single class (such consents, the “Requisite Consents”), is sufficient to adopt the Proposed Amendments.  Subject to certain exceptions, the holders of at least a majority in aggregate principal amount of the outstanding Notes not owned by the Issuers or their affiliates (such waivers, the “Requisite Waivers”) may waive a Default or Event of Default under the Indenture.

Beneficial holders of Notes who wish to consent to the Proposed Amendments or deliver the Proposed Waivers may do so by contacting the DTC participant through whom they hold their Notes.  Forms of instructions to participants for the Proposed Amendments and the Proposed Waivers are attached hereto as Exhibits 99.1 and 99.2, respectively.

The Partnership is disclosing under this Item 7.01 of this Current Report on Form 8-K the foregoing information and the information included as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated by reference herein.

The information disclosed pursuant to this Item 7.01 (including the information disclosed in Exhibit 99.1 and Exhibit 99.2) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Partnership’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements and information in this Current Report on Form 8-K and certain oral statements made by our representatives from time to time may constitute “forward-looking statements.” The words “propose,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “outlook,” “estimate,” “potential,” “continues,” “may,” “will,” “seek,” “approximately,” “predict,” “anticipate,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Forward-looking statements also include statements about our liquidity, our capital structure and expected results of operations.  These forward-looking statements are based on the Partnership’s current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that the future developments affecting us will be those that we anticipate.
We continue to experience substantial financial, business, operational and reputational risks that threaten our ability to continue as a going concern and could materially affect our present expectations and projections. For additional information regarding known material factors that could cause our actual results to differ from those contained in or implied by forward-looking statements, please see the section entitled “Risk Factors” in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 27, 2019 and subsequent Quarterly Reports on Form 10-Q.
You are cautioned not to place undue reliance on forward-looking statements, which are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits

99.1	Form of Instruction to Participants regarding Consent to Supplemental Indenture.
99.2	Form of Instruction to Participants regarding Waiver.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESIGHT ENERGY LP

By:	Foresight Energy GP LLC, its general partner

By:	/s/ Robert D. Moore
Robert D. Moore
Chairman of the Board, President and Chief Executive Officer

Date: October 23, 2019